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                                                                      EXHIBIT 12

                                 NABISCO, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN MILLIONS)

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                                                                                                       SIX MONTHS
                                                                                                          ENDED
                                                                                                      JUNE 30, 1999
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Earnings before fixed charges:
  Net income.......................................................................................     $     101
  Provision for income taxes.......................................................................            66
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  Income before income taxes.......................................................................           167
  Interest and debt expense........................................................................           129
  Interest portion of rental expense...............................................................            14
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Earnings before fixed charges......................................................................     $     310
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Fixed charges:
  Interest and debt expense........................................................................     $     129
  Interest portion of rental expense...............................................................            14
  Capitalized interest.............................................................................             1
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    Total fixed charges............................................................................     $     144
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Ratio of earnings to fixed charges.................................................................           2.2
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